UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.     )

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☒     Preliminary Information Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐     Definitive Information Statement

ARIEL CLEAN ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

Copies to:

Daniel H. Luciano, Esq.

242A West Valley Brook Rd.

Califon, New Jersey 07830

908-832-5546

dhl@dhlucianolaw.com

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☐     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and  identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ARIEL CLEAN ENERGY, INC.

ARIEL CLEAN ENERGY INC.

7th Floor, Naiten Building, No. 1

Six Li Oiao, Fentai District

Beijing, PRC 100161

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Shareholder:

The accompanying Information Statement is furnished to inform holders of shares of Class A Common Stock, par value $0.000006 per share (“Common Stock”), on the record date of December 4, 2020 of Ariel Clean Energy Inc. (the “Company”, “our”, “we” or “us”). This notice informs you that our board of directors and the holder of a majority of the outstanding shares of our Common Stock have approved the following corporate actions:

(i)	an amendment to our Certificate of Incorporation to change the name of the Company to Qiansui International Group Co. Ltd.; and

(ii)

an amendment to our Certificate of Incorporation which effects a reverse stock split of our outstanding Common Stock at a ratio of one (1) post-split share for each twenty (20) pre-split shares with fractional shares resulting from such reverse split rounded up to the nearest whole number.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM OUR MAJORITY SHAREHOLDER BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER DELAWARE LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE SHAREHOLDER ACTION.

This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the shareholder consent will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of the Exchange Act. You are urged to read the Information Statement carefully in its entirety including the information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We thank you for your continued support.

By the Order of the Board of Directors

Ariel Clean Energy, Inc.

______________________

Yu Yang

Chief Executive Officer

December __, 2020

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ARIEL CLEAN ENERGY INC.

7th Floor, Naiten Building, No. 1

Six Li Oiao, Fentai District

Beijing, PRC

INFORMATION STATEMENT

Dated: December __, 2020

GENERAL.

This Information Statement is being sent to all record and beneficial owners of the Class A Common Stock (“Common Stock”), as of the record date of December 4, 2020 (“Record Date”) of Ariel Clean Energy, Inc., a Delaware corporation (“Company,” “we,” “our,” or “us”).  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of an action we are taking pursuant to written consent of a majority of our stockholders in lieu of a meeting of stockholders.

On or about December 4, 2020, our majority shareholder, owning 93,531,000 shares of Common Stock (or 82.55% of the total outstanding shares), on the Record Date, approved the following corporate actions (“Corporate Actions”);

Approval I  -  Amend our Certificate of Incorporation to change our corporate  name to Qiansui International Group Co. Ltd.; and

Approval II  -  Amend our Certificate of Incorporation to effect a reverse split of our outstanding  Common Stock at a ratio of one (1) post-split share for each twenty (20) pre-split shares (All fractional shares resulting from the reverse split will be rounded up to the nearest whole share).

The Corporate Action will be filed with the Secretary of State of the State of Delaware on or after January  __, 2021 (20) days after the date of the mailing of this Information Statement). If the Charter Amendments were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Corporate Actions.

The elimination of the need for a special meeting of stockholders to approve the Charter Amendments is made possible by Section 228 of the Delaware General Corporate Law (the "DGCL") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders having at least a majority of the voting power may be substituted for such a special meeting. Pursuant to Section 228 of the DGCL, a majority of the voting power is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Charter Amendments as early as possible, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority of voting power. As discussed hereafter, the Board of Directors has recommended the Corporate Actions.

The number of outstanding shares of Common Stock on the Record Date was 113,296,421 and our controlling shareholder (“Controlling Stockholder") owned 93,531,000 shares of Common Stock (or 82.55% of the total outstanding shares on the record date). On December 4, 2020, the Controlling Stockholder executed written consent approving the Corporate Actions. The Company will file the Corporate Actions with the Delaware Secretary of State on or about January __, 2021 (“Effective Date”) (20 days after the date of the mailing of Definitive Information Statement) and will be effective as of such date.  This Information Statement will be sent to the stockholders on or about December __, 2020.

Pursuant to Section 228 of the DGCL, no notice is required to be provided to the other stockholders who have not consented in writing to such action regarding the taking of the corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights or appraisal rights under the DGCL are afforded to the Company's stockholders as a result of the adoption of the Corporate Actions.

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APPROVAL I

Amendment to Certificate of Incorporation -

Change our Corporate Name to Qiansui International Group Co. Ltd.

On the Effective Date, we will change our name to Qiansui International Group Co. Ltd. In 2015, the Company changed its name to “Ariel Clean Energy, Inc.” to reflect its then current business direction. Since the Company has never been involved in the “clean energy” business and current management has no intention of being involved in the clean energy business,  the Company, with approval from its majority shareholders, determined to change its name to Qiansui International Group Co. Ltd.

APPROVAL II

Amendment to Certificate of Incorporation -

Effect a Reverse Split of Our Outstanding  Common Stock

at a Ratio of One (1) Post-Split Share for each Twenty (20) Pre-Split Shares.

Our majority stockholder has approved the reverse split of our outstanding Common Stock at a ratio of one (1) post-split share for each twenty (20) pre-split shares. Currently, we have 113,296,421 shares of Common Stock issued and outstanding. After giving effect to the stated reverse split, we will have 5,664,821 shares of Common Stock issued and outstanding. All fractional shares resulting from the reverse split will be rounded up to the nearest whole share.

Impact of the Reverse Stock Split Amendment.

The reverse stock split will be realized simultaneously and in the same ratio for all of our Common Stock. We will not issue fractional shares in connection with the reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio implemented will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share. In addition, the reverse stock split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares). The reverse stock split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the reverse stock split, nor does it increase or decrease the market capitalization of the Company. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company currently has no outstanding options, warrants or other securities entitling their holders to purchase shares of our Common Stock which will be impacted by the reverse stock split.

Certain Risks of the Reverse Stock Split Amendment.

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the reverse stock split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the reverse stock split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the reverse stock split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Finally, as a result of the reverse stock split, we will be able to issued additional shares of Common Stock at the discretion of the Board of Directors and without shareholder approval, which likely result in future dilution to your ownership interest.

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Reasons for the Corporate Actions.

The Board of Directors of the Company believes that the Corporate Actions (that is, the reverse stock split), will provide us with increased flexibility in meeting future corporate needs and requirements. The Corporate Actions will provide additional authorized shares of Common Stock which will be available for issuance from time to time as determined by the Board of directors for any proper corporate purpose. These purposes may include future equity financings, debt conversion or stock for stock transactions in connection with a potential acquisition candidate. These matters can be accomplished without the expense and delay associated with a special shareholders’ meeting, except where required by applicable rules, regulations and laws. In evaluating whether or not to authorize the Corporate Actions, particularly as it relates to a reverse stock split, our Board of Directors took into account various negative factors associated with reverse stock splits, including;

•	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; and
•	the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels.

After considering the foregoing factors, the Board of Directors determined that the Corporate Actions, including the reverse stock split, is in our best interests and that of our shareholders.

As stated in its quarterly and annual filings with the Securities and Exchange Commission, the Company is a “shell company” and its principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with an existing business. The Company’s management continues to seek business opportunities that provide long term growth potential. However, as of the date of this filing, the Company has not entered into any letter of intent or formal or definitive agreements with any party, regarding business opportunities for the Company. Moreover, the Company does not anticipate that a business combination involving a shareholder change of control will occur at any time prior to March 31, 2021. The Company cannot predict, however, that such business combination will occur on or after such date or at all, nor can the Company predict the type of business operation or terms and conditions of any such combination if such event were to occur.

Effectiveness of the Charter Amendment

The Company will file the Corporate Actions with the Delaware Secretary of State on or about January __, 2021 (“Effective Date”) (20 days after the date of the mailing of Definitive Information Statement), and will be effective as of such date.

No Appraisal or Dissenters Rights

There is no provision in the DGCL or in our Certificate of Incorporation or By-laws, providing our shareholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the actions described in this Information Statement.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of an amendment of the Certificate of incorporation under DGCL.  Management has obtained this approval through the written consent of shareholders owning a majority of the voting control of our Company.  Thus, a meeting to approve the amendment to our Certificate of Incorporation is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

Effect on Beneficial Holders of Common Stock (i.e. shareholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If a shareholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of Common Stock held following the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates.

As of the close of business on the Effective Date, each certificate representing shares of Common Stock outstanding immediately prior to the reverse stock split (“Old Common Stock”) will be deemed, automatically and without any action on the part of individual stockholders, to represent one-twentieth the number of shares of Common Stock on its face after the Reverse Stock Split, with any fractional shares resulting rounded up to the next whole share (“New Common Stock”). The Company’s transfer agent, Action Stock Transfer, will act as exchange agent (the “Exchange Agent”) for the purpose of implementing the exchange of certificates.  The contact information for the Exchange Agent is below:

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Action Stock Transfer

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

(801) 274-1088 voice

(801) 274-1099 fax

jb@actionstocktransfer.com

If you hold your shares of Common Stock in a brokerage account or in "street name," you would not be required to take any further action. If you hold stock certificates, you will not have to exchange your existing stock certificates for new stock certificates reflecting the reverse stock split. However, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new form of certificate. The transfer agent may impose a reasonable fee for a voluntary exchange of certificates. Stockholders should not destroy any stock certificate.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Corporate Actions, we must first notify the Financial Industry Regulatory Authority ("FINRA") by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated Effective Date, for the Corporate Actions. In connection with the reverse stock split, our Common Stock will change its current CUSIP number. This new CUSIP number will appear on any new certificates representing post-reverse split shares of our Common Stock.

Accounting Matters

The reverse stock split will not affect the par value of a share of our Common Stock. As a result, as of the Effective Date of the reverse stock split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

As of the Record Date, there were 113,296,421 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. The Common Stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of Common Stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of Common Stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of Common Stock by the Company relating to dividend or sinking fund installment arrearage.

The Company has not declared or paid cash dividends on the Common Stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Certain United States Federal Income Tax Considerations

The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse split shares will be, held as a “capital asset,” as that term is defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; (iii) an estate the income of which is subject to federal income tax regardless of its source; or (iv) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

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Tax Consequences of the Reverse Stock Split Generally

Section 354 of the Internal Revenue Code provides that no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. Pursuant to Section 368(a)(1)(E) of the Internal Revenue Code, the Company should not recognize any gain or loss as a result of the reverse stock split. In the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split. The foregoing summary regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is limited in scope and not intended or written to be used, and cannot be used, by such holder for the purpose of (i) avoiding penalties that may be imposed on such holder under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed in this communication; (b) any such discussion has been included to support the marketing or promotion of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, we had 113,296,421 shares of our Common Stock outstanding.  Holders of the Common Stock are entitled to cast one vote for each share of Common Stock then registered in such holder’s name.

Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the issuer unless otherwise noted. The percentage of common stock held by each listed person is based on 113,296,421 shares of Class A common stock outstanding as of the Record Date. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Officers and Directors
Yu Yang	93,531,000	82.55%
All officers and directors as a group (1 individual)	93,531,000	82.55%

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in his capacity as an indirect stockholder, our sole officer and director has no substantial interest, direct or indirect, in the Corporate Actions.

FORWARD LOOKING STATEMENTS

The statements contained in this information statement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our search for an operating company, possible or assumed future operations, business strategies, need for financing, competitive position, potential growth opportunities, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

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Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this information statement. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, changes in regulation of shell or blank check companies; the general economic downturn; a further downturn in the securities markets; our ability to raise needed operating funds and continue as a going concern; and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise. There may also be other risks and uncertainties that we are unable to identify and/or predict at this time or that we do not now expect to have a material adverse impact on our business.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing this Definitive Information Statement in connection with this action. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at an annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

 We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our Chief Executive Officer, Mr. Yu Yang, at;

 7th Floor, Naiten Building, No. 1

Six Li Oiao, Fentai District

Beijing, PRC 100161

+86 1370-139-9692

BY ORDER OF THE BOARD OF DIRECTORS:

 ARIEL CLEAN ENERGY, INC.

/s/_______________

Yu Yang

Chief Executive Officer

Date: December  __, 2020

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